                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          CIRCOR INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 [CIRCOR LOGO]

                              35 Corporate Drive
                             Burlington, MA 01803
                                (781) 270-1200

                                                                 April 18, 2001

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting (the "Annual Meeting") of CIRCOR International, Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 17, 2001, at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford,
Massachusetts.

  The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for a term of three years each, (ii) ratifying the selection of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2001 ("Fiscal 2001") and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 2, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company and that you vote "FOR" the ratification of the Company's independent auditors.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          /s/ David A. Bloss, Sr.
                                          David A. Bloss, Sr.
                                          Chairman, Chief Executive Officer
                                           and President

                                 [CIRCOR LOGO]

                              35 Corporate Drive
                             Burlington, MA 01803
                                (781) 270-1200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 17, 2001

  Notice is Hereby Given that the Annual Meeting of Stockholders of CIRCOR International, Inc. (the "Company") will be held on Thursday, May 17, 2001, at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of two Class II Directors for a term of three years each;

  2. The ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 ("Fiscal 2001"); and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 2, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

  Directions to the Renaissance Bedford Hotel are included on the outside cover of this Proxy Statement.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          By Order of the Board of Directors

                                          /s/ Alan J. Glass
                                          Alan J. Glass
                                          Assistant Secretary

Burlington, Massachusetts
April 18, 2001

                                 [CIRCOR LOGO]

                              35 Corporate Drive
                             Burlington, MA 01803

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 17, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CIRCOR International, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 17, 2001 at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1. The election of two Class II Directors for a three-year term each, such term to continue until the Annual Meeting of Stockholders in 2004 and until each such Director's successor is duly elected and qualified;

  2. The ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 ("Fiscal 2001"); and

  3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 18, 2001 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 14,815,391 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 145 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company and a majority of the votes cast is necessary to ratify the selection of the independent auditors.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from one or both nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of Directors.

  Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for Director listed in this Proxy Statement and "FOR" the ratification of the selection of the independent auditors. It is not anticipated that any matters other than the election of Directors and the ratification of the selection of independent auditors will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report to Stockholders of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 ("Fiscal 2000") is being mailed to stockholders of the Company concurrently with this Proxy Statement. Except where otherwise incorporated by reference, the Annual Report and Annual Report on Form 10-K, are not a part of the proxy solicitation material.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of six members and is divided into three classes, with two Directors in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class II Directors will be elected to serve until the annual meeting of stockholders in 2004 and until each such Director's successor is duly elected and qualified. The Board of Directors has nominated the current Class II Directors, Dewain K. Cross and Daniel J. Murphy, III, for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Dewain K. Cross and Daniel J. Murphy, III as Directors. The nominees have agreed to stand for election and to serve, if elected, as Directors. However, if either person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect nominee as Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                                  MANAGEMENT

Executive Officers, Directors and Key Employees

  Our executive officers, directors and key employees, and their respective ages and positions as of March 31, 2001, are as follows:

Name                        Age                     Position
----                        ---                     --------
David A. Bloss, Sr........   50 Chairman, President and Chief Executive Officer
Kenneth W. Smith..........   50 Vice President, Chief Financial Officer and
                                Treasurer
Alan R. Carlsen...........   53 Executive Vice President, Operations
Carmine F. Bosco..........   55 Group Vice President, Petrochemical Products
Stephen J. Carriere.......   45 Vice President, Corporate Controller and
                                Assistant Treasurer
Alan J. Glass.............   37 Corporate Counsel and Assistant Secretary
Douglas E. Frank (3)......   52 Vice President and General Manager, Steam
                                Products
Carl J. Nasca (3).........   49 Vice President and General Manager,
                                Instrumentation Products
Barry L. Taylor, Sr. (3)..   45 Vice President and General Manager, Hoke
                                Operations
Dewain K. Cross (1)(2)....   63 Director
David F. Dietz (2)........   51 Director
Timothy P. Horne..........   62 Director
Daniel J. Murphy, III        59
 (1)(2)...................      Director
Thomas N. Tullo (1).......   43 Director

--------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3) Messrs. Frank, Nasca and Taylor are divisional vice-presidents and are included herein as key employees.

  David A. Bloss, Sr. Mr. Bloss has been employed by the Company since June 1993 and assumed his present position as our Chairman, President and Chief Executive Officer in August 1999. He joined Watts Industries, Inc. ("Watts") as Executive Vice President in June 1993 and served as President and Chief Operating Officer from April 1997 until CIRCOR was spun off from Watts in October 1999. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of the Superabrasives Division.

  Kenneth W. Smith. Mr. Smith has served as the Company's Vice President, Chief Financial Officer and Treasurer since April 2000. Mr. Smith served as the Vice President of Finance at North Safety Products, a division of Invensys plc, from January 1997 to April 2000. From 1986 through December 1996, he served in a variety of senior financial positions for Digital Equipment Corporation. Prior to 1986, Mr. Smith was a certified public accountant for Ernst & Young.

  Alan R. Carlsen. Mr. Carlsen assumed his present position as Executive Vice President, Operations in November 2000. Mr. Carlsen had previously served as our Group Vice President, Instrumentation and Fluid Regulation Products from August 1999 until October 2000. Mr. Carlsen served as Group Vice President of Steam Products for Watts from September 1998 until August 1999. Prior to that time, Mr. Carlsen was the Vice President and General Manager of Leslie Controls, Inc. from July 1997 to September 1998, was the corporate Vice President of Manufacturing of Watts from June 1995 to July 1997 and prior to that was Director of Manufacturing for Senior Flexonics, Inc., a manufacturer of tubular goods.

  Carmine F. Bosco. Mr. Bosco has served as the Company's Group Vice President, Petrochemical Products since February 2000. From June 1995 to January 2000, he served as Group Vice President and General Manager of the measurement and controls products group of Giddings & Lewis. Prior to this time, Mr. Bosco was employed by Ingersoll-Rand from September 1978 to May 1995 in various marketing, sales and management roles, last serving as Vice President and General Manager of its Aro Fluid Products Division.

  Stephen J. Carriere. Mr. Carriere has served the Company as Vice President, Corporate Controller and Assistant Treasurer since March 2000 and as Corporate Controller since shortly after we were created in July 1999. He joined Watts as Assistant Corporate Controller in January 1997 and served in that position until we were spun off in October 1999. From September 1982 to January 1997, he served at Wang Laboratories, Inc. where he held a variety of U.S. and international controllership and senior corporate finance positions. Prior to 1982, Mr. Carriere was associated with Child World, Inc. and served as a certified public accountant for KPMG LLP.

  Alan J. Glass. Mr. Glass has served the Company as Corporate Counsel and Assistant Secretary since February 2000. Mr. Glass served as Corporate Counsel and Assistant Secretary of Wyman-Gordon Company, an aerospace manufacturer, from June 1996 to February 2000. Prior to that time, he spent seven years in private practice as a general corporate attorney.

  Douglas E. Frank. Mr. Frank has served the Company as Vice President and General Manager, Steam Products since September 1999. From August 1997 through August 1999, he held executive marketing and sales roles with Spence Engineering and Leslie Controls. From June 1995 through July 1997, Mr. Frank served as Vice President and a member of the board of directors of Mikron Instrument Company, a manufacturer of infrared instrumentation equipment, and from December 1983 through May 1995 he served as Vice President, Sales and Marketing and then, General Manager and Chief Operating Officer of Thermo Electric, a manufacturer of temperature instrumentation.

  Carl J. Nasca. Mr. Nasca joined the Company in December 1999 as Vice President of Industrial Sales and Marketing, Circle Seal Controls. He has served as Vice President and General Manager, Circle Seal Controls since November 2000. From April 1999 to November 1999, he was the Vice President and Regional Manager for Ingersoll-Rand. Prior to that time, Mr. Nasca served as the General Manager of the Portable Air Compressor Division of Ingersoll-Rand from January 1997 to April 1999 and Business Unit Manager for the Rock Drill Division of Ingersoll-Rand from March 1995 to December 1996.

  Barry L. Taylor, Sr. Mr. Taylor has served as Vice President and General Manager, Hoke Operations since November 2000. Previously he served as Vice President, Operations, Hoke, Inc. from April 1997 to October 2000. From June 1993 to March 1997, Mr. Taylor served as Vice President of Worldwide Manufacturing for Hoke, Inc. Prior to that time, he served as Vice President of U.S. Manufacturing, Plant Manager and Materials Manager at Hoke, Inc.

  Dewain K. Cross. Mr. Cross has served as a member of the Company's Board of Directors since its inception in July 1999. Mr. Cross joined Cooper Industries, Inc. in 1966 as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980. He was the Senior Vice President, Finance for Cooper Industries from 1980 until he retired in April 1995. Mr. Cross is also a director of Magnetek, Inc.

  David F. Dietz. Mr. Dietz has served as a member of the Company's Board of Directors since its inception in July 1999. Mr. Dietz or his professional corporation has been a partner of the law firm of Goodwin Procter LLP since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, and High Liner Foods (USA), Inc., a frozen food company.

  Timothy P. Horne. Mr. Horne has served as a member of the Company's Board of Directors since its inception in July 1999. He has been the Chief Executive Officer of Watts since 1978 and Chairman of the Board of Watts since 1986. Prior to that, Mr. Horne served as the President of Watts from 1976 to 1978 and again from 1994 to April 1997. Mr. Horne joined Watts in September 1959 and has been a director of Watts since 1962.

  Daniel J. Murphy, III. Mr. Murphy has served as a member of the Company's Board of Directors since its inception in July 1999. He has been the Chairman of Northmark Bank since August 1987. Prior to joining Northmark Bank in 1987, Mr. Murphy was a Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987, and President and Director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company, from 1980 to 1986. Mr. Murphy is also a director of Bay State Gas Company and has been a director of Watts since 1986.

  Thomas N. Tullo. Mr. Tullo began serving as a member of the Company's Board of Directors in February 2001. He is currently a private investor and from 2000 through January 2001, he served as Senior Managing Director of Equity Capital Network, a venture capital and private equity firm. From 1998 to 2000, Mr. Tullo was a Managing Director of ING Barings, and from 1997 to 1998, he was a Managing Director of Furman Selz. From 1995 to 1997, Mr. Tullo served as a Managing Director of Schroeder & Co. From 1986 to 1995, Mr. Tullo served in various senior roles at Goldman Sachs & Co. and S.G. Warburg & Co. From 1982 through 1986, Mr. Tullo served as a management consultant at McKinsey & Company.

Board Composition

  The number of our directors currently is fixed at six. CIRCOR's Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. The Board of Directors consists of two directors in Class I, whose terms of office will continue until the annual meeting of shareholders in 2003, two Class II directors, whose terms of office will continue until the annual meeting of shareholders in 2001, and two Class III directors, whose terms of office will continue until the annual meeting of shareholders in 2002. The Class I directors are David F. Dietz and Thomas N. Tullo, the Class II directors are Dewain K. Cross and Daniel J. Murphy, III, and the Class III directors are David A. Bloss, Sr. and Timothy P. Horne. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

  There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

  The Board of Directors of the Company held four (4) meetings during Fiscal 2000, and each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee and a Compensation Committee. It has not established a nominating committee.

  Audit Committee. The Audit Committee consisted of Messrs. Cross and Murphy throughout Fiscal 2000 during which period it held three (3) meetings. Upon joining the Board on February 14, 2001, Mr. Tullo also was appointed to the Audit Committee. Each member of the Audit Committee meets the independence and financial literacy requirements of the New York Stock Exchange ("NYSE"). The Audit Committee recommends the firm to be appointed as independent auditors to audit the Company's financial statements and to perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's annual operating results, considers the adequacy of the internal accounting procedures and controls, and considers the effect of such procedures on the auditors' independence. In accordance with the requirements of the NYSE, the Board of Directors during Fiscal 2000 adopted an Audit Committee Charter. A copy of this Charter is appended to this Proxy Statement.

  Compensation Committee. The Compensation Committee consists of Messrs. Cross, Dietz and Murphy, all of whom are independent directors. The Compensation Committee, which held one (1) meeting during Fiscal 2000, reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the awards to be granted to eligible persons under the Company's 1999 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans.

Director Compensation

  Directors receive such compensation for their services as our Board of Directors may from time to time determine. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Currently, each non-employee director receives annual remuneration of $27,500 and an annual grant of a non-qualified option to acquire 2,000 shares of common stock. At his election, each director, under our Management Stock Purchase Plan, may elect to defer all or part of such director's cash remuneration for the purchase of restricted stock units at a 33% discount from the closing price of our common stock on the date of the fee payments. Additionally, each non-employee director has received a non-qualified option to acquire 10,000 shares of common stock in connection with his initial appointment to serve on the Board of Directors. Our directors who are our employees do not receive compensation for their services as directors.

Executive Compensation

  The following table sets forth the compensation paid Fiscal 2000 and for the six months ended December 31, 1999 to our Chief Executive Officer, our four most highly compensated executive officers who were serving as executive officers at the end of 2000 and an additional individual who held an executive officer position during 2000 but who was not serving as an executive officer as of December 31, 2000, each of whose total salary and bonus exceeded $100,000 during 2000. We refer to each of these people in this Proxy Statement as our "named executive officers." From July 1, 1999 (the date on which we were incorporated in the State of Delaware) through October 18, 1999, the date of the Company's spin-off from Watts, Watts made all payments of compensation to the named executive officers on our behalf. The following table, therefore, reflects compensation paid to each named executive officer, regardless of whether such compensation was actually paid by us or by Watts.

                          Summary Compensation Table

                                                             Long-Term
                                                           Compensation
                                                   -------------------------------
                                    Annual
                                 Compensation
                               ----------------     Restricted       Securities     All Other
Name and Principal              Salary   Bonus     Stock Unit(s)     Underlying    Compensation
Position                  Year   (1)      (2)        (2)(3)(4)     Options Granted     (5)
------------------        ---- -------- -------    -------------   --------------- ------------
David A. Bloss, Sr. ....  2000 $400,000 $     0      $218,832(6)       105,000       $ 15,600
Chairman, President and   1999  182,500       0        34,629          131,500          5,569
Chief Executive Officer

Kenneth W. Smith........  2000  134,436  23,083        14,749(7)        80,000          8,000
Vice President, Chief     1999      --      --            --               --             --
Financial Officer and
Treasurer

Alan R. Carlsen.........  2000  206,667       0       179,098(8)        30,000        178,224
Executive Vice            1999   93,333       0        39,071(8)        39,500          4,410
President, Operations

Carmine F. Bosco........  2000  155,682  32,008(9)     11,929           45,000         23,683
Group Vice President,     1999      --      --            --               --             --
Petrochemical Products

Stephen J. Carriere.....  2000  131,875       0        34,460(10)       10,000          8,400
Vice President,           1999   54,042       0         4,147(10)        8,000          3,325
Corporate Controller and
Assistant Treasurer

George M. Orza..........  2000  137,994  13,525           --               --           9,000
Vice President, Sales     1999   93,925   5,575(12)     8,322(12)       36,000          4,410
and Marketing, KF
Industries (11)

--------
 (1) As a result of changing our fiscal year end from June 30th to December 31st of each year, the salary and bonus amounts for the six months ended December 31, 1999 represent the actual amounts earned for that period.
 (2) Bonuses are awarded under our Executive Incentive Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, executives are eligible to receive a bonus up to a specified maximum percentage of base salary based on performance goals assigned by the Compensation Committee. Our named executive officers also are eligible to participate in our Management Stock Purchase Plan (the "Management Plan"). Under the Management Plan, executives may make an advance election to receive restricted stock units, or RSUs, in lieu of a specified percentage or dollar amount of the executive's annual incentive cash bonus under the Bonus Plan. RSUs are issued in whole units only (fractional RSUs are returned to the participant in the form of cash) on the basis of a 33% discount to the fair market value of our common stock on the date the underlying bonus is paid or otherwise would be paid and generally vest three years after the date of grant, at which time they are converted into shares of our common stock unless the executive has previously elected a longer deferral period. The "Bonus" column on the table lists that portion of each named executive officer's bonus that was not deferred into the receipt of RSUs. The following percentage of each officer's bonus for the fiscal year ended December 31, 2000 was deferred into the acquisition of RSUs: Mr. Bloss--100%; Mr. Smith--30%; Mr. Carlsen--100%; Mr. Bosco--20%; and Mr. Carriere--100%.
 (3) Represents the dollar value (net of any consideration paid by the named executive officer) of RSUs received under the Management Plan determined by multiplying the number of RSUs received by the closing market price of our common stock of $13.69 and $14.10 respectively on the RSU grant dates of April 6, 2000 and March 16, 2001.
 (4) For the year ended December 31, 2000, RSUs were awarded as of March 16, 2001 by dividing the named executive officer's election amount by $9.45, which was 67% of $14.10, the closing market price of our common stock on March 16, 2001 (the "2000 RSU Cost"). For the six months ended December 31, 1999, RSUs were awarded as of April 6, 2000, (the date actual annual incentive bonuses were determined) by dividing the named executive officer's election amount by $9.17, which was 67% of $13.69, the closing market price of our common stock on April 6, 2000 ("1999 RSU Cost"). Each RSU is 100% vested three years after the date of grant, and at the end of a deferral period, if one had been specified by the named executive officer or upon the named executive officer's termination of employment under the Management Plan, we will issue one share of common stock for each vested RSU. Cash dividends, equivalent to those paid on the our common stock, will be credited to the named executive officer's account for each nonvested RSU and will be paid in cash to such person when the RSUs become vested. Such dividends will also be paid in cash to individuals for each vested RSU held during any deferral period.
 (5) Consists of car allowance, except that Mr. Carlsen's amount for 2000 also includes $58,451 of housing allowance and $108,038 in moving expenses and allowances and Mr. Bosco's amount for 2000 also includes $13,591 in moving expense allowance.
 (6) For the year ended December 31, 2000, Mr. Bloss received 15,520 RSUs in lieu of receiving all of his incentive bonus of $146,621. This number of RSUs was determined by dividing $146,621 by the 2000 RSU Cost. For the six months ended December 31, 1999, Mr. Bloss received 2,530 RSUs in lieu of receiving all of his incentive bonus of $23,203. This number of RSUs was determined by dividing $23,203 by the 1999 RSU Cost. Mr. Bloss held 54,402 RSUs at December 31, 2000 with a value of $544,020 based on a closing price of our common stock of $10.00 on December 29, 2000.
 (7) For the year ended December 31, 2000, Mr. Smith received 1,046 RSUs in lieu of receiving 30% of his bonus of $32,965. This number of RSUs was determined by dividing $9,890 by the 2000 RSU Cost.
 (8) For the year ended December 31, 2000, Mr. Carlsen received 12,702 RSUs in lieu of receiving all of his incentive bonus of $120,000. This number of RSUs was determined by dividing $120,000 by the 2000 RSU Cost. For the six months ended December 31, 1999, Mr. Carlsen received 2,854 RSUs in lieu of receiving all of his incentive bonus of $26,180. The number of RSUs was determined by dividing $26,180 by the 1999 RSU Cost. In addition, Mr. Carlsen was required to purchase 2,598 restricted stock units due to his prior election to defer a fixed amount ($50,000) of bonus (which exceeded his actual earned bonus by $23,820) into the receipt of RSUs. Mr. Carlsen held 46,550 RSUs at December 31, 2000 with a value of $465,500 based on a closing price of our common stock of $10.00 on December 29, 2000.
 (9) In connection with his February 2000 hiring, Mr. Bosco was guaranteed a minimum bonus of $40,000 for the year ended December 31, 2000. Mr. Bosco received 846 RSUs in lieu of $8,000 of this bonus. The number of RSUs was determined by dividing $8,000 by the 2000 RSU cost.
(10) For the year ended December 31, 2000, Mr. Carriere received 2,444 RSUs in lieu of receiving all of his incentive bonus of $23,093. This number of RSUs was determined by dividing $23,093 by the 2000 RSU Cost. For the six months ended December 31, 1999, Mr. Carriere received 303 RSUs in lieu of receiving all of his incentive bonus of $2,785. This number of RSUs was determined by dividing $2,785 by the 1999 RSU Cost. Mr.
      Carriere held 2,192 RSUs at December 31, 2000 with a value of $21,920 based on a closing price of our common stock of $10.00 on December 29, 2000.
(11)  Effective October 2, 2000, Mr. Orza ended his employment with us.
(12) For the six months ended December 31, 1999, Mr. Orza received 608 RSUs in lieu of receiving 50% of his annual incentive bonus of $11,156. This number of RSUs was determined by dividing $5,576 by the 1999 RSU Cost. Upon Mr. Orza's termination of employment, effective October 2, 2000, we issued 5,564 shares of common stock for vested RSUs. Mr. Orza received a payment of $11,482 equal to the value of his unvested RSUs, which were cancelled.

Option Grants in Fiscal Year 2000

  In fiscal year 2000, 406,000 options were granted to our employees. The following table sets forth certain information concerning the individual grant of options to purchase our common stock to our named executive officers who received such grants during the fiscal year ended December 31, 2000.

                       Option Grants in Fiscal Year 2000

                                                                                         Potential
                                                                                        Realizable
                                                                                     Value of Assumed
                                                                                      Annual Rates of
                                                                                           Stock
                                             Percent of                             Price Appreciation
                          Number of Shares  Total Options                                   for
                          of Common Stock    Granted to                               Option Term (3)
                         Underlying Options Employees in  Exercise Price Expiration -------------------
Name                        Granted (1)      Fiscal Year  Per Share (2)     Date       5%       10%
----                     ------------------ ------------- -------------- ---------- -------- ----------
David A. Bloss, Sr......      105,000           26.4%         $ 7.50      8/02/10   $495,254 $1,255,072

Kenneth W. Smith........       40,000           10.1           13.50      4/17/10    339,603    860,621
                               40,000           10.1            7.50      8/02/10    188,668    478,123

Alan R. Carlsen.........       30,000            7.5            7.50      8/02/10    141,501    358,592

Carmine F. Bosco........       20,000            5.0           13.31      2/28/10    167,412    424,254
                               25,000            6.3            7.50      8/02/10    117,918    298,827

Stephen J. Carriere.....       10,000            2.5            7.50      8/02/07     47,167    119,531

George M. Orza (4)......          --             --              --           --         --         --

--------
(1) The options terminate ten years after the grant date, subject to earlier termination in accordance with the 1999 Stock Option and Incentive Plan and the applicable option agreement. Options vest over 5 years at the rate of 20% per year on successive anniversaries of the date on which the options were granted.
(2) The exercise price equals the fair market value of the stock as of the grant date.
(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect nontransferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of our common stock.
(4) Effective October 2, 2000, Mr. Orza ended his employment with us, and as of December 31, 2000, all of his remaining unexercised options were cancelled.

Option Exercises and Option Values

  The following table sets forth information concerning the aggregate number of options exercised in 2000 and the number and value of unexercised options to purchase our common stock held by our named executive officers who held such options at December 31, 2000.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year-End Option
Values

                                                      Number of Shares
                                                       of Common Stock
                                                   Underlying Unexercised     Value of Unexercised
                                                         Options at          In-the-Money Options at
                                                       Fiscal Year-End         Fiscal Year End (1)
                         Shares Acquired  Value   ------------------------- -------------------------
Name                       on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
David A. Bloss, Sr. ....        --        $  --     360,658      315,787     $211,060     $321,226
Kenneth W. Smith........        --           --         --        80,000          --       100,000
Alan R. Carlsen.........        --           --      91,978       70,399       42,602       91,228
Carmine F. Bosco........        --           --         --        45,000          --        62,500
Stephen J. Carriere.....        --           --       1,600       16,400          --        25,000
George M. Orza (2)......     20,334       23,140        --           --           --           --

--------
(1) Based on the last reported sale price of our common stock on the NYSE on December 29, 2000 less the option exercise price.
(2) On December 29, 2000, George M. Orza exercised 20,334 options. Of this number, 12,513 options were exercised at a price of $8.37 per share and 7,821 options were exercised at a price of $9.43 per share. Mr. Orza sold these shares on December 29, 2000 at an average fair market value of $9.92 per share.

  Report of the Compensation Committee of the Board of Directors on Executive
                                 Compensation

  Overall Policy. The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. The Compensation Committee reviews and approves the cash and non-cash compensation policies and programs and major changes in the Company's benefit plans that are applicable to the Chief Executive Officer, those individuals who directly report to the Chief Executive Officer, and any other individuals or groups the Committee deems appropriate based on the recommendation of the Chief Executive Officer.

  The Company's executive compensation philosophy is to provide direct compensation programs and potential earnings opportunities which reflect the relative size and performance of the Company and which are aligned with increasing shareholder value. The compensation programs, therefore, are designed to attract, retain and motivate key executives to achieve strategic business initiatives that are adopted to increase shareholder value and reward them for their achievement. In formulating and implementing its compensation philosophy, the Committee has obtained advice from Watson Wyatt, a compensation consulting firm.

  Implementing Guidelines. In implementing its compensation philosophy for executives, the Committee acts according to the following guidelines:

  . Determining relevant market data for the positions it reviews as set forth in published surveys of the broader general industry

  . Considering specific information on pay practices about key executive positions in peer organizations

  . Setting base salaries in light of both market data and the individual"s performance, background, experiences and personal skills

  . Providing competitive and leveraged annual incentive opportunities based on achieving performance goals that reflect shareholder value creation, the strategic direction of the Company for the year and the individual"s performance during the year

  . Providing competitive and leveraged long-term incentive opportunities which will provide rewards for increasing shareholder value, achieving long-term performance goals of the Company and assuring that executives have earnings opportunities similar to their peers at comparable organizations

  Stock Ownership Guidelines. The Committee believes that executives, as owners, will act in a manner consistent with the best interests of the shareholders. As such, the Committee believes that executives should hold prescribed amounts of Company stock and has established targets for each executive.

  Specific Programs. Executive compensation packages generally consist of three components: (1) base salary; (2) annual incentive pursuant to the Executive Incentive Bonus Plan (the "Bonus Plan"); and (3) long-term incentives pursuant to the 1999 Stock Option and Incentive Plan. Under the Bonus Plan, executives are eligible to receive a bonus up to a specified maximum percentage of base salary based on four goals assigned by the Committee for the particular year. Each goal carries equal weight. In addition, if 100% of each of the four goals is achieved, the executive may achieve a bonus up to twice the maximum percentage based on the extent to which each objective is exceeded. Under the 1999 Stock Option and Incentive Plan, the Committee may grant to key personnel options with respect to the Company's common stock as well as other stock-based awards such as restricted and unrestricted shares, performance shares, deferred stock awards, and dividend equivalent rights. Such stock-based awards are designed to align the interests of executives with those of the stockholders, since the benefit of such awards cannot be realized unless stock price appreciates. The Company's executives are also eligible to participate in the Management Stock Purchase Plan (MSPP). Under the MSPP, which is a component plan to the 1999 Stock Option and Incentive Plan, executives may make an advance election to receive Restricted Stock Units (RSUs) in lieu of a specified percentage or dollar amount of such executive's annual incentive under the Bonus Plan. RSUs are issued on the basis of a 33% discount to the closing price of the Company's stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest over a three year period, at which time they are converted into shares of common stock unless the executive previously has elected a longer deferral period.

  Compensation of the CEO. As with other executive officers, the compensation package for the Chief Executive Officer is comprised of base salary, bonus opportunity, and stock-based compensation. In determining the base salary for the CEO, the Committee, with the advice of Watson Wyatt, relied significantly on comparisons with a select group of specific peer companies as well as several reputable published compensation surveys for industrial manufacturers. Insofar as the Company began its existence as an independent, publicly traded company in October 1999, the Committee did not consider past performance of the Company in setting the CEO's base salary for Fiscal 2000. The Committee, however, intends to review the CEO's base salary on an annual basis and to include numerous qualitative and quantitative factors, including operating results and changes in shareholder value, in making future adjustments. For Fiscal 2000, the Committee established Mr. Bloss' base salary at $400,000. To establish the CEO's bonus opportunity, the Committee established specific goals consistent with those established for other corporate executive officers under the Bonus Plan. In determining the maximum percentage opportunity for the CEO under the Bonus Plan, the Committee considered comparable data from specific peer companies as well as other industrial manufacturers. For Fiscal 2000, the Committee set Mr. Bloss' maximum bonus opportunity under the Bonus Plan at 75%. As a result of the Company's performance against the established goals, Mr. Bloss received a bonus of $146,621 for Fiscal 2000. At Mr. Bloss' advance election, his entire bonus was deferred into the receipt of RSUs. In determining the appropriate level of stock-based compensation to award to each executive officer for Fiscal 2000, the Committee followed the implementing guidelines discussed above. For Fiscal 2000, Mr. Bloss received 105,000 non-qualified options which vest 20% per year from the date of grant.

  Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility on CIRCOR's tax return of annual compensation over $1 million to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee's policy with regard to Section 162 (m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

       Submitted by the Compensation Committee of the Board of Directors

                                Dewain K. Cross
                                David F. Dietz
                             Daniel J. Murphy, III

            Report of the Audit Committee of the Board of Directors

  The Audit Committee, which consists entirely of non-employee directors meeting the independence and financial literacy requirements of the NYSE (see "Board Meetings and Committees" above), has furnished the following report on Audit Committee matters:

  The Audit Committee acts pursuant to a written charter which was adopted by the Board of Directors of the Company on May 24, 2000. The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management and it has discussed with KPMG LLP the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received written disclosures and a letter from KPMG LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          Submitted by the Audit Committee of the Board of Directors

                                Dewain K. Cross
                             Daniel J. Murphy, III
                                Thomas N. Tullo

Shareholder Return Performance Graph

  Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Standard & Poor's 500 Composite Index and a peer group of companies engaged in the valve, pump and fluid control industry for the period commencing October 19, 1999 (the date on which the Company's Stock started trading) and ended December 31, 2000. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the peer group on October 19, 1999, the first date trading in the Company's Common Stock commenced following the pro-rata distribution of all of the Company's Common Stock to the Watts stockholders, and the reinvestment of all dividends.

                             [GRAPH APPEARS HERE]

CRSP total Returns Index for:

                                      10/1999      12/1999      06/2000      12/2000
                                      -------      -------      -------      -------
CIRCOR International Inc.             100.0         81.7         65.0         80.0
S&P 500 Stocks                        100.0        114.8        114.3        104.6
Self-Determined Peer Group            100.0        113.9        100.2        118.4

Companies in the Self-Determined Peer Group
    COOPER CAMERON CORP                                   FLOWSERVE CORP
    GRACO INC                                             IDEX CORP
    PARKER HANNIFIN CORP                                  ROBBINS & MYERS INC
    ROPER INDUSTRIES INC NEW
Notes:
   A. The lines represent monthly index levels derived from compounded daily from returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.00 on 10/18/1999.

Employment Agreements

  The Company has entered into an Employment Agreement with Mr. Bloss, pursuant to which Mr. Bloss serves as the Chairman, President and Chief Executive Officer for a term of three years beginning on October 18, 1999. The Agreement will be automatically extended for additional one-year terms unless either the Company or Mr. Bloss elects to terminate it by notice in writing at least 90 days prior to the third anniversary of the agreement or each anniversary thereafter. As of January 1, 2001, Mr. Bloss' base salary is $420,000. Mr. Bloss is also eligible to receive incentive compensation in an amount to be determined by our Board of Directors.

  Upon termination of employment due to the death or disability of Mr. Bloss, all unexercisable stock options will immediately vest and will be exercisable for one year and the Company will pay health insurance premiums for Mr. Bloss and his family for one year.

  If employment is terminated by Mr. Bloss for "good reason", or if the Company terminates his employment without "cause," Mr. Bloss will receive a severance payment equal to two times the sum of his average base salary and average incentive compensation (as determined in accordance with the agreement), payable over 24 months. In addition, certain stock options and restricted stock units held by Mr. Bloss will become exercisable or nonforfeitable, and Mr. Bloss will receive additional vesting credit under the supplemental plan.

  If a "change in control" (as defined in the Agreement) occurs and Mr. Bloss' employment is terminated by the Company without cause or by Mr. Bloss with good reason within 18 months of such change in control, Mr. Bloss will receive a lump sum amount in cash equal to three times the sum of his then current base salary and most recent bonus, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in his accrued benefit under the supplemental plan, and the Company will pay health insurance premiums for Mr. Bloss and his family for one year. In addition, Mr. Bloss will receive a tax gross-up payment to cover any excise tax due.

  We also entered into Change of Control Agreements with Messrs. Bosco, Carlsen, Carriere, Glass and Smith. These agreements generally provide the same change of control provisions as in Mr. Bloss' Employment Agreement, except that (i) each of these agreements applies to terminations within twelve
(12) months of the change of control event, (ii) the agreements with Messrs. Bosco, Carlsen and Smith provide a lump sum payment equal to two times the sum of the executive's annual salary and most recent bonus and (iii) the agreements with Messrs. Carriere and Glass provide for a lump sum payment equal to one times the sum of the executive's annual salary and most recent bonus.

Compensation Committee Interlocks and Insider Participation; Certain
Relationships

  Messrs. Cross, Dietz and Murphy are members of the Company's Compensation Committee. Mr. Horne is also a director of Watts and, based on his most recent public filings, beneficially owns 35.5% of the outstanding Watts common stock and 26.5% of the Company's outstanding common stock. Mr. Murphy is also a director of Watts and serves on the compensation committee of both entities. In the event that Mr. Horne ceases to serve as trustee of the 1997 Voting Trust (as described in footnote 5 in the section entitled "Principal Shareholders"), then Walter J. Flowers and Messrs. Murphy and Dietz will become co-trustees of the 1997 Voting Trust. Mr. Dietz is the sole owner of a professional corporation which is a partner of Goodwin Procter LLP, a law firm which provides legal services to the Company and to Watts.

  Our policy is that any future transactions with our directors, officers, employees or affiliates be approved in advance by a majority of our Board of Directors, including a majority of the disinterested members of our Board of Directors, and be on terms no less favorable to us than we could obtain from non-affiliated parties.

Pension Plan and Supplemental Plan

  The Company sponsors a qualified noncontributory defined benefit pension plan for eligible salaried employees, including the named executive officers specified in the Summary Compensation Table above, and maintains a nonqualified noncontributory defined benefit supplemental plan for certain highly compensated employees, which also covers the named executive officers specified in the Summary Compensation Table. The eligibility requirements of the pension plan are generally the attainment of age 21 and the completion of at least 1,000 hours of service in a specified 12-month period. The assets of the pension plan are maintained in a trust fund at State Street Bank and Trust Company. The pension plan is administered by a retirement plan committee appointed by the Board of Directors. Annual contributions to the pension plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The pension plan provides for monthly benefits to, or on behalf of, each participant at age 65 and has provisions for early retirement after attainment of age 55 and five or ten years of service and surviving spouse benefits after five years of service. Participants in the pension plan who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The pension plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

  The normal retirement benefit for participants in the pension plan is an annuity payable monthly over the participant's life. If the participant is married, he or she will receive a spousal joint and 50% survivor annuity, unless an election out is made. Generally, the annual normal retirement benefit is an amount equal to 1.67% of the participant's final average compensation (as defined in the pension plan), reduced by the maximum offset allowance (as defined in the pension plan) multiplied by years of service (maximum 25 years). For the 2000 and 2001 plan years, annual compensation in excess of $170,000 per year is disregarded for all purposes under the pension plan ($160,000 for the 1997 through 1999 plan years and $150,000 for plan years prior to 1997). However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the pension plan generally includes base salary and annual bonus.

  The supplemental plan provides additional monthly benefits to (i) a select group of key executives, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the pension plan to comply with the Tax Reform Act of 1986, (iii) executives who will be affected by IRS limits on compensation under the Retirement Plan, and (iv) individuals who deferred compensation under the qualified Retirement Plan. The supplemental plan is not a tax-qualified plan, and is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The supplemental plan is not funded.

  Tier one benefits are provided under the supplemental plan to a select group of key executives. The annual benefit under tier one payable at normal retirement is equal to the difference between (x) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay, less (y) the annual benefit payable under the pension plan formula described above. Normal retirement age under tier one is age 62.

  The following table illustrates total annual normal retirement benefits (payable from both the pension plan and from the supplemental plan and assuming attainment of age 62 during 2000) for various levels of final average compensation and years of benefit service under tier one of the supplemental plan.

                                        Estimated Total Annual Retirement
                                      (Pension Plan Plus Supplemental Plan,
                                                    Tier One)
    Final Average Compensation             Based on Years of Service(1)
   For Three Highest Consecutive     ------------------------------------------------
      Years in Last 10 Years         5 Years     10 Years     15 Years     20 Years
   -----------------------------     -------     --------     --------     --------
             $100,000                $10,000     $ 20,000     $ 35,000     $ 50,000
              150,000                 15,000       30,000       52,500       75,000
              200,000                 20,000       40,000       70,000      100,000
              250,000                 25,000       50,000       87,500      125,000
              300,000                 30,000       60,000      105,000      150,000
              350,000                 35,000       70,000      122,500      175,000
              400,000                 40,000       80,000      140,000      200,000
              450,000                 45,000       90,000      157,500      225,000
              500,000                 50,000      100,000      175,000      250,000
              550,000                 55,000      110,000      192,500      275,000
              600,000                 60,000      120,000      210,000      300,000

--------
(1) The annual pension plan and supplemental plan benefits are computed on the basis of a straight life annuity.

  Messrs. Bloss, Carlsen and Carriere have eight, six and four years, respectively, of benefit service under the pension plan (which includes years of benefit service credited under the Watts pension plan) Messrs. Bloss and Carlsen are eligible for tier one benefits. Mr. Bosco has one year of benefit service and is eligible for tier one benefits. Mr. Smith does not currently have any years of benefit service and accordingly is not eligible for benefits. Mr. Orza had three years of benefit service with us when his employment terminated. Eligible employees are currently limited to a maximum annual benefit under the pension plan of $140,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or final average compensation. Accordingly, under current salary levels and law, annual benefits are limited to such amount under the pension plan.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of common stock as of March 31, 2001, by:

  . all persons known by us to own beneficially 5% or more of our common stock;

  . each of our directors;

  . our Chief Executive Officer and the other named executive officers; and

  . all directors and executive officers as a group.

  The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 31, 2001 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. As of March 31, 2001 a total of 14,815,391 shares were outstanding. The total number of shares outstanding includes (i) 1,350,000 shares that we recently sold in a public offering completed in March 2001 and (ii) an additional 202,500 shares sold when the underwriters exercised their over allotment option in connection with such offering.

  Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent authority is shared by spouses under applicable law.

                                       Shares Beneficially Owned
                                       --------------------------------------
Name of Beneficial Owner(1)             Number(2)                Percent(2)
---------------------------            ---------------          -------------
Timothy P. Horne(3)...................       3,924,291(4)(5)(6)          26.5%
Gabelli Entities(7)...................       1,826,150                   12.3
Perkins, Wolf, McDonnell &
 Company(8)...........................       1,236,200                    8.3
Wellington Management Company,
 LLP(9)...............................         853,200                    5.8
George B. Horne(3)(10)................         712,300                    4.8
Daniel W. Horne(3)(6).................         667,920                    4.5
Deborah Horne(3)(6)...................         667,920                    4.5
David A. Bloss, Sr.(11)...............         356,258                    2.5
Alan R. Carlsen(12)...................         104,508                      *
Daniel J. Murphy, III(13).............           6,248                      *
David F. Dietz(14)....................           6,000                      *
Kenneth W. Smith......................          13,000                      *
Dewain K. Cross(15)...................           4,000                      *
Carmine F. Bosco(16)..................           4,000                      *
Stephen J. Carriere(17)...............           2,100                      *
George M. Orza........................               0                      *
Thomas N. Tullo.......................               0                      *
All executive officers and directors
 as a group (12) persons(18)..........       4,431,705                   29.8%

--------
  *  Less than 1%.
 (1) The address of each shareholder in the table is c/o CIRCOR International, Inc., 35 Corporate Drive, Burlington, Massachusetts 01803, except that Wellington Management Company LLP's address is 75 State Street, Boston, MA 02109; Perkins, Wolf, McDonnell & Company's address is 53 W. Jackson Blvd, Suite 722, Chicago, Illinois 60604, and the Gabelli Entities' address is One Corporate Center, Rye, NY 10580.
 (2) The number of shares of common stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of common stock underlying options, warrants and convertible securities held by such person or group that are exercisable or convertible within 60 days from March 31, 2001, the date of the above table, but excludes shares of common stock underlying options, warrants or convertible securities held by any other person.
 (3) Timothy P. Horne, George B. Horne, Daniel W. Horne and Deborah Horne, together with Walter J. Flowers (as trustee for Tiffany R. Horne), as depositors under the 1997 Voting Trust (see footnote 5), may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act of 1934.
 (4) Includes (i) 1,756,981 shares of common stock held by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 667,920 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 667,920 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 712,300 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (v) 11,300 shares held for the benefit of Tiffany R. Horne, under an irrevocable trust for which Mr. Horne serves as trustee, and (vi) 103,870 shares held for the benefit of Tiffany R. Horne, under a revocable trust for which Walter J. Flowers serves as Trustee. See footnote 5. Also includes 4,000 shares of common stock issuable upon the exercise of currently exercisable options.
 (5) 1,725,610 shares of common stock held by Timothy P. Horne individually, and all shares of common stock held by trusts for the benefit of Daniel
      W. Horne, Deborah Horne, George B. Horne and Tiffany R. Horne (3,785,050 shares in the aggregate) are subject to the terms of The Amended and Restated George B. Horne Voting Trust Agreement--1997 (the "1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determinate Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Walter J. Flowers, Daniel J. Murphy, III and David F. Dietz (the "Successor Trustees") will become co-trustees of the 1997 Voting Trust. At any time, Timothy P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the "Primary Designee") and the other as the secondary designee (the "Secondary Designee") to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become trustees. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason then there shall continue to be two trustees and third trustee shall be selected in accordance with the following line of succession; first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, any individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. No trustee or Successor Trustee shall possess the Determination Power until it is specifically conferred upon such trustee by way of an amendment to the 1997 Voting Trust.

      The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by shareholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of common stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original deposit of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock that they represent.

      Timothy P. Horne holds 45.6% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.2% of the Beneficial Interest as trustee of a revocable trust, 17.6% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 18.8% of the Beneficial Interest as co-trustee of a revocable trust and 0.4% of the Beneficial Interest as trustee of two irrevocable trusts (representing an aggregate of 100% of the Beneficial Interest). George B. Horne holds 18.8% of the Beneficial Interest as co-trustee of a revocable trust.
 (6) Shares held in a revocable trust for which Timothy P. Horne serves as a sole trustee, and are subject to the 1997 Voting Trust. See footnote 5.
 (7) The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on March 22, 2001 on behalf of Mario
      J. Gabelli and Marc J. Gabelli and various entities which either one directly or indirectly controls or for with either one acts as chief investment officer including, but not limited to, Gabelli Funds LLC, GAMCO Investors, Inc. and Gabelli Securities, Inc. (the "Gabelli Entities"). According to the Schedule 13D, the Gabelli entities engage in various aspects of the securities business, primarily as investment advisor to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships, Certain Gabelli entities may also make investments for their own accounts. As of March 22, 2001, Gabelli Funds LLC, GAMCO Investors, Inc., and Gabelli Securities, Inc. held 340,000, 1,484,150 and 2,000 shares, respectively. Subject to certain limitations, each of the foregoing has all investment and/or voting power in the shares except that GAMCO Investors does not have the authority to vote 5,000 of the shares. According to an earlier
      Schedule 13D filed on November 15, 2000 the Board of Directors of the Gabelli Value Fund, Inc., (one of the funds managed by the Gabelli Entities) voted to transfer to its proxy voting committee all dispositive and voting power with respect to 200,000 shares of our common stock held by The Gabelli Value Fund, Inc. As a result, the Gabelli Entities disclaim beneficial ownership of these shares, and, therefore, those shares are not included in this table.
 (8) The information is based on a Schedule 13G filed with the Securities and Exchange Commission by Perkins, Wolf, McDonnell & Company on February
      11, 2000. Perkins, Wolf, McDonnell & Company has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and that is has shared power to vote and/or dispose of all such shares.
 (9)  The information relating to the number and nature of Wellington
      Management Company's beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001 by Wellington Management Company reporting Wellington Management
      Company's beneficial ownership as of December 31, 2000. According to the
      Schedule 13G, Wellington Management Company serves as an investment adviser with shared power to vote or direct the vote of 495,200 shares and shared power to dispose or direct the disposition of 853,200 shares.
(10) Consists of 712,300 shares held in revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. All of such shares are subject to the 1997 Voting Trust. See footnote 5.
(11) Includes 360,658 shares of common stock issuable upon the exercise of currently exercisable options.
(12) Includes 88,067 shares of common stock issuable upon the exercise of currently exercisable options.

(13) Includes 200 shares of common stock held under a trust for the benefit of Mr. Murphy's son. Mr. Murphy serves as the sole trustee. Also includes 4,000 shares of common stock issuable upon the exercise of currently exercisable options.
(14) Includes 4,000 shares of common stock issuable upon the exercise of currently exercisable options.
(15) Includes 4,000 shares of common stock issuable upon the exercise of currently exercisable options.
(16) Includes 4,000 shares of common stock issuable upon the exercise of currently exercisable options.
(17) Includes 1,600 shares of common stock issuable upon the exercise of currently exercisable options.
(18) Includes 470,325 shares of common stock issuable upon the exercise of currently exercisable options. Also includes Mr. Timothy P. Horne's beneficial ownership as reflected in footnotes (3), (4), (5), and (6).

                                  PROPOSAL 2

                           RATIFICATION OF AUDITORS

  The Company's financial statements for the Fiscal 2000 were audited by KPMG LLP, which has audited the Company's books and records since its inception. The Board of Directors recommends to the stockholders that they ratify the selection of KPMG LLP to examine and report upon the financial statements of the Company for Fiscal 2001. KPMG LLP has no direct or indirect interest in the Company or any affiliate of the Company.

Vote Required for Approval

  A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the independent auditors of the Company for Fiscal 2001.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2001.

                      Fees Paid to Auditors, Independence

Other Fees

 Audit Fees

  KPMG LLP has billed the Company an aggregate of $260,000 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for review of the financial statements included in the Company's Form 10-Q for that year.

 Financial Information Systems Design and Implementation Fees

  KPMG LLP did not render any services to the Company during Fiscal 2000 for financial information systems design and implementation.

  KPMG LLP billed the Company an aggregate of [$1,262,085] for all other services rendered during Fiscal 2000. The additional services provided included (i) advice related to state, local and international tax strategies and the preparation of tax returns; (ii) financial statement review in connection with the Company's secondary offering of common stock on Form S-3;
(iii) audits of employee benefit plans; (iv) accounting due diligence and tax advice in connection with actual and prospective acquisitions; and (v) litigation support in connection with the Company's successful arbitrations against the former shareholders of Hoke, Inc.

 Independence

  The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG's independence and has determined that these services have no adverse effect on such independence.

                                 MARKET VALUE

  On December 29, 2000, the closing price of a share of the Company's Common Stock on the New York Stock Exchange was $10.00.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2002

  Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2002 must be received by the Company on or before December 19, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy.

  In addition, a stockholder who wishes to present a proposal at the annual meeting of stockholders to be held in 2002 must deliver the proposal to the Company so that it is received on or after January 17, 2002 and not later than February 16, 2002 in order to be considered at that annual meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

  Any stockholder proposals should be mailed to: Secretary, CIRCOR International, Inc., 35 Corporate Drive, Burlington, MA 01803.

                            INDEPENDENT ACCOUNTANTS

  KPMG LLP has served as the Company's independent public auditors since the Company's inception in 1999. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NYSE. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1999, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  Appendix A

                          CIRCOR International, Inc.

                            Audit Committee Charter

I. General Statement of Purpose

  The Audit Committee of the Board of Directors (the "Audit Committee" or "Committee") of CIRCOR International, Inc. (the "Company") assists the Board of Directors (the "Board") in the Board's general oversight and monitoring of the accounting, financial reporting and internal controls practices of the Company and its subsidiaries. The primary objective of the Audit Committee is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor. The Committee shall perform such additional functions as the Board may delegate from time to time.

II. Appointment and Composition of the Audit Committee

  The Board shall appoint the members of the Audit Committee and designate one such member as Chairperson of the Committee. The Audit Committee shall consist of at least three directors, each of whom satisfies the "independence" requirements of the Listed Companies Manual of the New York Stock Exchange ("NYSE"). Notwithstanding the foregoing, the Audit Committee may be comprised of two members until June 14, 2001, the date prescribed by the NYSE for compliance with the foregoing composition requirements. Each member of the Company's Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the Board's judgment.

III. Activities of the Audit Committee

  In order to carry out its purposes, the Audit Committee shall engage in the following activities:

    (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee;

    (ii) Review with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters;

    (iii) Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independence Standard Boards Standard No. 1;

    (iv) Review and discuss with management and the independent auditors the Company's annual audited financial statements, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles;

    (v) Discuss with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

    (vi) Based on its review of the audited financial statements and its discussions with management and the independent auditor regarding the audit, recommend to the Board whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K;

    (vii) Review and approve the report required under SEC rules to be included in the Company's proxy statement for its annual meeting.

    (viii) Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures;

    (ix) Review and discuss with management and the independent auditors the adequacy of the Company's internal controls;

    (x) Review and discuss with management and the independent auditors significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports;

    (xi) Review and discuss with management and the independent auditors material contingent liabilities of the Company on a periodic basis;

    (xii) Review the adequacy of the Audit Committee Charter on an annual basis.

IV. Meetings of the Committee

  The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or by telephone conference call. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. A majority of the members of the Audit Committee shall constitute a quorum.

V. General

  In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

  Notwithstanding the activities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                    Directions to Renaissance Bedford Hotel

From Logan International Airport: Take Route 93 North to Route 95/128 South (Exit 37B). Follow Route 95/128 South to Exit 32B (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 2.5 miles. The Renaissance Bedford Hotel is on the left-hand side, just after the Route 62 intersection.

From New Hampshire: Take Route 3 South to Exit 26 (Bedford/Burling/Route 62). Take a left at the end onto Route 62 East. At the third traffic light, take a left onto Middlesex Turnpike. The Renaissance Bedford Hotel is 0.5 miles on the left-hand side.

From the West Via Interstate 90 (Massachusetts Turnpike): Take Interstate 90 East to Exit 14 (Route 95/128). Proceed North on Route 95/128 to Exit 32B (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 3 miles. The Renaissance Bedford Hotel is on the left-hand side, just after the Route 62 intersection.

From the East Via Route 2: From Boston/Cambridge, take Route 2 West to Route 95/128 North. Follow Route 95/128 North to Exit 32B (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 3 miles. The Renaissance Bedford Hotel is on the left-hand side, just after the Route 62 intersection.

                                  DETACH HERE

                                     PROXY

                          CIRCOR INTERNATIONAL, INC.

                   35 Corporate Drive, Burlington, MA 01803

                            Proxy for Common Stock

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Bloss, Sr. and David F. Dietz, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Thursday, May 17, 2001 at 10:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2000 Annual Report to Stockholders.

---------------                                                ---------------
  SEE REVERSE            CONTINUED AND TO BE SIGNED ON           SEE REVERSE
     SIDE                       REVERSE SIDE                         SIDE
---------------                                                ---------------

                                  DETACH HERE

-----   Please mark
  X     votes as in
-----   this example.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to items 1 and 2 below, the undersigned's votes will be cast in favor of items 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                        FOR      AGAINST    ABSTAIN
                                                                                      -------    -------    -------
1.  To elect two Class II Directors           2.  To ratify the selection of KPMG
    to hold office for a 3-year term              LLP as the independent auditors     -------    -------    -------
    until the Annual Meeting of                   of the Company for the fiscal
    Stockholders in 2004 and until                year ending December 31, 2001.
    each such director's successor is
    duly elected and qualified.
    NOMINEES: (01) Dewain K. Cross and
    (02) Daniel J. Murphy, III

    FOR     ------    ------
    THE                       WITHHELD
    NOMINEE ------    ------

------

------  -------------------------------
(INSTRUCTION: To withhold authority to
vote for any individual nominee, write
that nominee's name in the space
provided above.)


                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ------

                                                                          ------

                           Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


Signature: ____________________________  Date: __________

Signature: _____________________________ Date: __________